Exhibit 99.1
ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Net sales	$23,055,763	$9,728,528	$46,882,039	$26,964,159
Cost of sales	11,475,606	4,521,555	22,839,969	11,055,903

Gross profit	11,580,157	5,206,973	24,042,070	15,908,256

Operating expenses:
Advertising and marketing	1,480,740	1,327,126	3,558,411	4,168,854
Selling, general and administrative	3,946,121	2,408,559	9,774,293	6,801,112

Total operating expenses	5,426,861	3,735,685	13,332,704	10,969,966

Income from operations	6,153,296	1,471,288	10,709,366	4,938,290

Other (expense) income:
Interest expense	-	(62,034)	(242,617)	(64,654)
Interest and other income	4,136	49,107	17,699	141,381

Total other (expense) income	4,136	(12,927)	(224,918)	76,727

Income before provision for income taxes	6,157,432	1,458,361	10,484,448	5,015,017

Income tax provision	(2,298,340)	(550,280)	(3,923,240)	(1,884,432)

Net income	$3,859,092	$908,081	$6,561,208	$3,130,585

Basic net income per common share	$0.17	$0.04	$0.29	$0.15

Diluted net income per common share	$0.16	$0.04	$0.28	$0.14

Weighted average number of shares outstanding - basic	22,565,300	21,540,033	22,375,468	20,630,819

Weighted average number of shares outstanding - diluted	24,029,177	24,252,718	23,707,530	22,902,264

ZAGG INCORPORATED AND SUBSIDIARY
RECONCILIATION OF NON-GAAP FINANCICAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Net income in accordance with GAAP	$3,859,092	$908,081	$6,561,208	$3,130,585

Add/(less):

b. Stock based compensation expense	196,593	190,632	676,837	476,084
c. Depreciation and amortization	88,253	63,755	239,229	171,708
d. Provision for income taxes	2,298,340	550,280	3,923,240	1,884,432
e. Other expense (income)	(4,136)	12,927	224,918	(76,727)

Adjusted EBITDA	$6,438,142	$1,725,675	$11,625,432	$5,586,082

Diluted Adjusted EBITDA per common share	$0.27	$0.07	$0.49	$0.24

Weighted average number of shares outstanding - diluted	24,029,177	24,252,718	23,707,530	22,902,264

ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009

ASSETS

Current assets
Cash	$5,885,935	$4,970,756
Accounts receivable, net	14,144,051	5,450,722
Inventories	10,389,926	3,695,840
Prepaid expenses and other current assets	4,053,858	1,911,335
Convertible bridge loan	1,371,000	1,151,000
Deferred income tax assets	255,653	255,653

Total current assets	36,100,423	17,435,306

Property and equipment, net	1,063,858	887,705

Deferred income tax assets	446,154	446,154

Deposits and other assets	26,336	9,688

Intangible assets, net	146,310	119,627

Total assets	$37,783,081	$18,898,480

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$8,496,250	$2,781,425
Accrued liabilities	4,521,563	1,252,461
Accrued wages and wage related expenses	264,794	164,495
Deferred revenue	312,909	262,937
Sales returns liability	1,376,281	550,201

Total current liabilities	14,971,797	5,011,519

Total liabilities	14,971,797	5,011,519

Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized;
23,135,278 and 21,690,195 shares issued and outstanding, respectively	23,135	21,712
Additional paid-in capital	11,599,758	9,239,285
Cumulative translation adjustment	(110,819)	(112,039)
Retained earnings	11,299,210	4,738,003

Total stockholders' equity	22,811,284	13,886,961

Total liabilities and stockholders' equity	$37,783,081	$18,898,480

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